UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 11, 2006
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1 Unaudited Supplemental Continuing Operations Information - Segment Revenues, Gross Profit and Operating Income by Quarter for the Year Ended December 31, 2005

Item 8.01	Other Events
          The 2005 quarterly segment results have been adjusted to reflect results from continuing operations after the dispositions recorded in 2005 and the first half of 2006 and the pending sale of the active pharmaceutical ingredient and intermediate compounds business (A&I), which was classified as held for sale at March 31, 2006. The A&I business previously reported into the Specialty Chemicals segment. The U.S. and U.K. Lubrizol Performance Systems (LPS) operations and the Engine Control Systems (ECS) business were sold during the second half of 2005. Both of these businesses previously reported into the Lubricant Additives segment. The dispositions in the first half of 2006 included the Telene® resins business and the food ingredients and industrial specialties businesses (FIIS). The Telene resins business and FIIS previously reported into the Specialty Chemicals segment. This information is provided to assist with the year-over-year comparisons for these segments.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

99.1	Unaudited Supplemental Continuing Operations Information - Segment Revenues, Gross Profit and Operating Income by Quarter for the Year Ended December 31, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date May 11, 2006
	By:	/s/ Leslie M. Reynolds

	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

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